    As filed with the Securities and Exchange Commission on August 22, 2005

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                         HEALTHCARE SERVICES GROUP, INC.

                PENNSYLVANIA                          23-2018365
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)             Identification No.)

             3220 TILLMAN DRIVE,
    GLENVIEW CORPORATE CENTER, SUITE 300
        BENSALEM, PENNSYLVANIA 19020                     19020
  (Address of principal executive offices)            (Zip Code)

                                 ---------------

                             2002 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                 ---------------
                               DANIEL P. MCCARTNEY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         HEALTHCARE SERVICES GROUP, INC.
                               3220 TILLMAN DRIVE,
                      GLENVIEW CORPORATE CENTER, SUITE 300
                          BENSALEM, PENNSYLVANIA 19020
                     (Name and Address of agent for service)

                                 (215) 639-4274
          (Telephone number, including area code, of agent for service)

                                 ---------------
                                 WITH A COPY TO:
                           VICTOR M. ROSENZWEIG, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                PARK AVENUE TOWER
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300

                                 ---------------
            Approximate date of proposed sales pursuant to the plan:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                 ---------------
                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                     Proposed         Proposed
                                                      maximum          maximum
    Title of                Amount                   offering         aggregate        Amount of
   securities                to be                     price          offering       registration
to be registered           registered                per share          price             fee

  Common Stock      1,500,000 shares (1)(2)           $ 16.86       $ 25,290,000      $ 2,976.64
$.01 par value

======================================================================================================

(1)  There are also registered hereby such indeterminate number of shares of
Common Stock, $.01 par value (the "Common Stock") of Healthcare Services Group,
Inc. (the "Company") as may become issuable by reason of the applicability of the anti-dilution provisions of the 2002 Stock Option Plan (the "2002 Plan") of
the Company. On March 1, 2004 the Company consummated a three-for-two stock split in the form of a 50% stock dividend to the holders of record of the
Company's Common Stock at the close of business on February 12, 2004 (the "March
2004 Stock Split"). On May 2, 2005, the Company consummated a three-for-two stock split in the form of a 50% stock dividend to the holders of record of the
Company's Common Stock at the close of business on April 29, 2005 (the "May 2005
Stock Split" together with the March 2004 Stock Split are the "Stock Splits").
All share information in this Registration Statement and the Prospectus contained herein has been adjusted to reflect the Stock Splits.

(2)  Consists of 1,500,000 additional shares of Common Stock of the Company issuable upon exercise of options under the 2002 Plan.

(3)  None of the 1,500,000 options relating to shares of Common Stock that are being registered in this Registration Statement have been granted. Pursuant to
Rule 457(g) and (h) of the Securities Act of 1933, as amended (the "Securities
Act"), the offering price for the shares which may be issued under the 2002 Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock
($16.86) as reported by the Nasdaq National Market on August 16, 2005.

(4)  A registration fee was previously paid for the registration of 2,362,500 shares under the 2002 Plan.

================================================================================

                                EXPLANATORY NOTES

     On November 7, 2002, the Company filed with the Securities Exchange
Commission a Registration Statement on Form S-8 (File No. 333-101063) covering the registration of 1,125,000 shares of Common Stock authorized for issuance under the 2002 Plan. On May 27, 2003, the Company's stockholders approved a proposal to increase the number of shares available for issuance thereunder by
1,237,500. On July 28, 2003, the Company filed with the Securities Exchange
Commission a Registration Statement on Form S-8 (File No. 333-107467) covering the registration of such 1,237,500 shares. On May 24, 2005 the Company's stockholders approved a proposal to increase the number of shares available for issuance under the 2002 Plan by 1,500,000. Accordingly, the total number of shares of Common Stock available for issuance under the 2002 Plan is 3,862,500.

     This Registration Statement registers the additional 1,500,000 shares of the same class of Common Stock authorized for issuance under the 2002 Plan.
Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements set forth above relating to the 2002 Plan, and all periodic reports that the Registrant filed after such registration statements to maintain current information about the Registrant, are incorporated herein by reference.

     This Form S-8 includes a Reoffer Prospectus prepared in accordance with
Part I of Form S-3 under the Securities Act. The Reoffer Prospectus may be utilized for reoffering and resales of shares of Common Stock acquired pursuant to (i) the 2002 Plan, (ii) the Company's 1995 Incentive and Non-Qualified Stock
Option Plan and (iii) other grants of options to Non-Employee Directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The Company will provide documents containing the information specified in
Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the
Securities Act. Pursuant to the instructions to Form S-8, the Company is not

                                      -2-

required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the
Securities Act.

                                      -3-

                                   PROSPECTUS

                                1,526,929 SHARES
                         HEALTHCARE SERVICES GROUP, INC.
                          COMMON STOCK ($.01 PAR VALUE)

     This prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders") of shares of our common stock that may be issued by us to the Selling Shareholders upon the exercise of stock options granted under our 2002 Stock Option Plan, our 1995 Incentive and Non-Qualified
Stock Option Plan or pursuant to other grants of Options to Non-Employee
Directors. We previously registered the offer and sale of the shares to the
Selling Shareholders. This Prospectus also relates to certain underlying options that have not as of this date been granted. If and when such options are granted to persons required to use the prospectus to reoffer and resell the shares underlying such options, we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the Selling Shareholders and we will not receive any of the proceeds from the resale of the shares.

     The Selling Shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq
National Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this prospectus.

     Our common stock is listed on the Nasdaq National Market. On August 19,
2005, the closing price for our Common Stock, as reported by the Nasdaq National
Market was $17.93.

--------------------------------------------------------------------------------
     This investment involves risk. See "Risk Factors" beginning at page 5.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 22, 2005.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may
read and copy any document we file at the SEC's public reference room located at
Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the
SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the
Internet at the SEC's web site at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the
SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                      -2-

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES....................................................11

                                      -3-

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended:

     (1) Our Annual Report on Form 10-K for the year ended December 31, 2004;

     (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31,
         2005 and June 30, 2005; and

     (3) Our Application for Registration of our common stock on Form 8-A filed
         April 30, 1984.

     You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

                         Healthcare Services Group, Inc.
                         Richard W. Hudson, Secretary
                         3220 Tillman Drive
                         Glenview Corporate Center, Suite 300
                         Bensalem, Pennsylvania 19020
                         (215) 639-4274

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the SEC.
You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The Selling Stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

                                      -4-

                               GENERAL INFORMATION

     We provide housekeeping, laundry, linen, facility maintenance and food services to the health care industry, including nursing homes, retirement complexes, rehabilitation centers and hospitals located throughout the United
States. We believe that we are the largest provider of housekeeping and laundry services to the long-term care industry in the United States, rendering such services to approximately 1,700 facilities in 43 states and Canada as of June
30, 2005.

     Our principal executive offices are located at 3220 Tillman Drive, Glenview
Corporate Center, Suite 300, Bensalem, Pennsylvania 19020. Our telephone number at such location is (215) 639-4274.

     The Shares offered hereby were or will be purchased by the Selling
Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                                  RISK FACTORS

GENERAL - CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS.

     The purchase of our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus or information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "10-K") and our Quarterly Reports on Form 10-Q for
the quarters ended March 31, 2005 and June 30, 2005 (the "10-Qs") before deciding to invest in our Common Stock. Certain matters discussed in this report or in the 10-K or 10-Qs include forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of revenues for the six months ended June 30, 2005 (such client's Board of Directors voted to conduct an auction to sell the company, which is anticipated to be completed by year-end); our claims experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretation of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and
the risks specified below. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor, materials, supplies and equipment used in performing our services could not be passed on to clients. In addition, we believe that to improve our future financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

                                      -5-

THE PHASING IN OF A MEDICARE PROSPECTIVE PAYMENT SYSTEM HAS ADVERSELY AFFECTED
OUR CLIENTS.

     Our clients are subject to governmental regulation. Congress has enacted three major laws during the past several years that have significantly altered government payment procedures and amounts for nursing home services. They are the Balanced Budget Act of 1997 (the "BBA"), the Medicare Balanced Budget
Refinement Act of 1999 ("BBRA") and the Benefit Improvement and Protection Act
of 2000 ("BIPA").

     Under BBA, participating nursing facilities are reimbursed under a prospective payment system referred to as PPS. Under PPS, nursing homes are paid a predetermined amount per patient, per day based on the anticipated costs of treating patients.

     The overall effect of these laws, as well as other trends in the long term care industry have and could adversely affect the liquidity of our clients resulting in their inability to make payments to us on agreed upon payment terms.

     In November 1999, Congress passed BBRA which provided some relief (since expired) for certain reductions in Medicare reimbursement caused by PPS.

     The BBA included provisions affecting Medicaid and repealed the "Boren
Amendment" federal payment standard for Medicaid payments to nursing facilities.
With the repeal of the federal payment standards, there can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursements to nursing homes or that payments to nursing homes will be made on a timely basis. BIPA enacted a phase-out of certain governmental transfers that may reduce federal support for a number of state Medicaid plans. The reduced federal payments may impact aggregate available funds requiring states to further contain payments to providers.

     Although PPS directly affects how clients are paid for certain services, we do not directly participate in any government reimbursement programs.
Accordingly, all of our contractual relationships with our clients continue to determine the client's payment obligations to us. However, clients' revenues are generally highly reliant on Medicare and Medicaid reimbursement funding rates.
Therefore, many clients have been, and continue to be, adversely affected by
PPS, and other trends in the long-term care industry which have resulted in certain of our clients filing for bankruptcy protection. Others may follow.

     The prospects for legislative relief are uncertain. We are unable to estimate the ultimate impact of any changes in reimbursement programs affecting our clients' future results of operations and/or its impact on our cash flows and operations.

MAJOR CLIENT

     We have one client, a nursing home chain, which for the six month period ended June 30, 2005 and annual periods of 2004 and 2003 accounted for approximately 19%, 20% and 23%, respectively, of consolidated revenues. With respect to such client, we derived revenues from both operating segments. During
2005, this client's Board of Directors voted to conduct an auction to sell the company, which sale is anticipated to be completed by year-end. Although we expect to continue our relationship with this client, the loss of such client would have a material adverse effect on the results of operation of our two operating segments.

                                      -6-

OTHER BUSINESS RELATED RISKS

     Our clients generally enter into service agreements with us which are cancellable on short notice and we have encountered difficulty in collecting amounts due from certain clients who have terminated service agreements as well as clients who are in bankruptcy or slow payers experiencing financial difficulties.

     Substantially all of our agreements are full service agreements. These agreements typically provide for a one-year term, cancellable by either party upon 30 days' notice after the initial 90-day period. As of June 30, 2005, we provided services to approximately 1,700 client facilities.

     Although the service agreements are cancellable on short notice, we have historically had a favorable client retention rate and expect to be able to continue to maintain satisfactory relationships with our clients. The risks associated with short-term agreements have not materially affected either our linen and laundry service, which sometimes require a capital investment, or laundry installation sales, which require us to finance the sales price. These transactions have not been material in recent years.

     From time to time, however, we encounter difficulty in collecting amounts due from certain of our clients. Therefore, we have sometimes been required to extend the period of payment for certain clients beyond contractual terms. These clients include those in bankruptcy, those who have terminated service agreements and slow payers experiencing financial difficulties. In order to provide for these collection problems and the general risk associated with the granting of credit terms, we have recorded bad debt provisions (i.e., an
Allowance for Doubtful Accounts) of $625,000, $3,700,000 and $4,550,000 in the
six months ended June 30, 2005 and the fiscal years ended December 31, 2004 and
2003, respectively. In addition to analyzing and anticipating, where possible, the specific cases described above, we consider the general collection risks associated with trends in the long-term care industry.

THERE IS STRONG COMPETITION TO PROVIDE SERVICE TO HEALTHCARE FACILITIES.

     We compete primarily with the in-house support service departments of our potential clients. Most health care facilities perform their own support service functions without relying upon outside management firms like us. In addition, a number of local firms compete with us in the regional markets in which we conduct business. Several national service firms are larger and have greater financial and marketing resources than us, although historically, such firms have concentrated their marketing efforts on hospitals rather than the long-term care facilities typically serviced by us. Although the competition to provide service to health care facilities is strong, we believe that we compete effectively for new agreements, as well as renewals of the existing agreements, based upon the quality and dependability of our services and the cost savings we believe we can usually implement for existing and new clients.

                                 USE OF PROCEEDS

     The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                                      -7-

                              SELLING SHAREHOLDERS

     This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Shareholders (who are deemed to be affiliates) under the
2002 Stock Option Plan, the 1995 Incentive and Non-Qualified Stock Option Plan
or other grants to non-employee Directors.

     The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at July 31, 2005 (ii) the number of Shares of Common Stock to be offered for resale by each Selling Shareholder

                                      -8-

and (iii) the number and percentage of shares of Common Stock to be held by each
Selling Shareholder after completion of the offering:

                                                                                                Number of shares of
                                                                                                   Common Stock/
                                        Number of shares of                                  Percentage of Class to be
                                           Common  Stock            Number of Shares               Owned  After
                                         Owned at July 31,          to be Offered for            Completion of the
         Name                                 2005(1)                     Resale                     Offering
--------------------------------   ------------------------         -----------------        -------------------------

Daniel P. McCartney(2)                     2,508,301(3)                  528,411                  1,979,890/7.1%
Joseph F. McCartney(4)                       123,144(5)                   82,505                     40,639/*
Barton D. Weisman(6)                         247,608(7)                   91,695                    155,913/*
Robert L. Frome(8)                            56,447(9)                   49,697                     6,750/*
Thomas A. Cook(10)                           544,637(11)                 515,633                     29,004/*
John M. Briggs(12)                            93,805(13)                  34,697                     59,108/*
Robert J. Moss(14)                            44,647(15)                  44,647                       ---
Brian Waters(16)                              20,409(17)                  15,001                     5,408/*
James DiStefano(18)                          135,159(19)                 126,942                     8,217/*
Richard Hudson(20)                            53,530(21)                  37,701                     15,829/*
-------------------------

*  less than one percent

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after July 31, 2005 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days after July 31, 2005) have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)  Daniel P. McCartney has been Chief Executive Officer and Chairman of the
     Board of the Company since 1977.

(3)  Includes incentive stock options to purchase 126,362 shares and nonqualified stock options to purchase 402,049 shares and 21,653 shares credited to Mr. McCartney's account (but unissued) in connection with the
     Company's Deferred Compensation. Also includes an aggregate of 32,603 shares held by Mr. McCartney's minor child. Mr. McCartney disclaims beneficial ownership of the shares held by his child. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the
     "Securities Act"), by virtue of his position as founder, director, Chief
     Executive Officer and principal shareholder of the Company. Daniel P.
     McCartney is the brother of Joseph F. McCartney.

(4)  Joseph F. McCartney has been a Director of the Company since 1983 and
     Regional Vice President of the Company for more than five (5) years.

(5)  Includes incentive stock options to purchase 41,939 shares and nonqualified stock options to purchase 40,566 shares and 4,108 shares credited to Mr.
     McCartney's account (but unissued) in connection with the Company's
     Deferred Compensation Plan.

(6)  Barton D. Weisman has been a Director of the Company since 1983.

                                      -9-

(7)  Includes nonqualified stock options to purchase 91,695 shares; also includes 59,500 shares that Mr. Weisman holds in a trust of which he and his wife serve as trustees. Mr. Weisman disclaims beneficial ownership of these shares.

(8)  Robert L. Frome has been a Director of the Company since 1983.

(9)  Includes nonqualified stock options to purchase 49,697 shares.

(10) Thomas A. Cook has been a Director of the Company since 1987; President of the Company for more than five (5) years.

(11) Includes incentive stock options to purchase 115,196 shares and nonqualified stock options to purchase 400,437 shares and 13,410 shares credited to Mr. Cook's account (but unissued) in connection with the
     Company's Deferred Compensation Plan.

(12) John M. Briggs has been a Director of the Company since 1993.

(13) Includes nonqualified stock options to purchase 34,697 shares.

(14) Robert J. Moss has been a Director of the Company since 1992.

(15) Represents nonqualified stock options to purchase 44,647 shares.

(16) Brian Waters has been the Company's Vice President of Operations for more than five (5) years.

(17) Includes incentive stock options to purchase 7,234 shares and non-qualified stock options to purchase 7,677 shares and 3,272 shares credited to Mr.
     Water's account (but unissued) in connection with the Company's Deferred
     Compensation Plan.

(18) James DiStefano has been the Company's Treasurer and Chief Financial
     Officer for more than five (5) years.

(19) Includes incentive stock options to purchase 104,111 shares and nonqualified stock options to purchase 22,831 shares and 4,947 shares credited to Mr. DiStefano's account (but unissued) in connection with the
     Company's Deferred Compensation Plan.

(20) Richard Hudson has been the Company's Vice President of Finance, Secretary and Chief Accounting Officer for more than five (5) years.

(21) Includes incentive stock options to purchase 19,585 shares and nonqualified stock options to purchase 18,116 shares and 1,041 shares credited to Mr.
     Hudson's account (but unissued) in connection with the Company's Deferred
     Compensation Plan.

                              PLAN OF DISTRIBUTION

     It is anticipated that all of the Shares will be offered by the Selling
Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling
Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                      -10-

                                  LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Olshan Grundman Frome Rosenzweig
& Wolosky LLP, 65 East 55th Street, New York, New York 10022. Robert L. Frome, a
member of Olshan Grundman Frome Rosenzweig & Wolosky LLP, is a director of the registrant and beneficially owns 6,750 shares and holds options to purchase
49,697 shares of Common Stock of the Company. Another partner of such Firm holds options to purchase 7,485 shares of Common Stock of the Company. The shares underlying the options held by Mr. Frome were previously registered.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission a
Registration Statement on Form S-8 under the Securities Act with respect to the
Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement.
Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the
Registration Statement, such statement being qualified in all respects by such reference.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the
Company has been advised that it is the Securities Exchange Commission's opinion that such indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable.

                                      -11-

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the Township of Bensalem,  Commonwealth of Pennsylvania,  on this
22nd day of August, 2005.

                       HEALTHCARE SERVICES GROUP, INC.
                       (Registrant)

                       /s/ Daniel P. McCartney
                       -------------------------------------------------------
                       Daniel P. McCartney, Chief Executive Officer and Chairman

                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the  requirements  of the Securities  Act of 1933, as amended,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities  and on the date  indicated.  Each of the  undersigned  officers  and directors of Healthcare  Services Group,  Inc.  hereby  constitutes and appoints
Daniel  P.  McCartney  and  Thomas A Cook and each of them  singly,  as true and lawful  attorneys-in-fact  and  agents  with  full  power  of  substitution  and resubstitution,  for him in his name in any and all capacities,  to sign any and all  amendments  (including  post-effective  amendments)  to  this  Registration
Statement and to file the same, with all exhibits  thereto,  and other documents in connection  therewith,  with the  Securities  and Exchange  Commission and to prepare  any and  all  exhibits  thereto,  and  other  documents  in  connection therewith,  and to make any applicable state securities law or blue sky filings, granting unto said  attorneys-in-fact and agents, full power and authority to do and perform  each and every act and thing  requisite  or necessary to be done to enable  Healthcare  Services  Group,  Inc. to comply with the  provisions of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange  Commission,  as fully to all intents and purposes as he might or could do in person,  hereby  ratifying and confirming all that said  attorneys-in-fact and agents,  or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

       Signature                  Title                              Date
       ---------                  -----                              ----

/s/ Daniel P. McCartney
------------------------
Daniel P. McCartney         Chief Executive Officer              August 22, 2005
                            and Chairman

/s/ Thomas A. Cook
------------------------
Thomas A. Cook              Director, President and
                            Chief Operating Officer              August 22, 2005

/s/Barton D. Weisman
------------------------
Barton D. Weisman           Director                             August 22, 2005

                                      II-1

       Signature                  Title                              Date
       ---------                  -----                              ----

/s/ Robert L. Frome
------------------------
Robert L. Frome             Director                             August 22, 2005

/s/ John M. Briggs
------------------------
John M. Briggs              Director                             August 22, 2005

/s/ Robert J. Moss
------------------------
Robert J. Moss              Director                             August 22, 2005

/s/ Joseph F. McCartney
------------------------
Joseph F. McCartney         Director and Divisional
                            Vice President                       August 22, 2005

/s/ James L. Distefano
------------------------
James L. DiStefano          Chief Financial Officer
                            and Treasurer                        August 22, 2005

/s/ Richard W. Hudson
------------------------
Richard W. Hudson           Vice President - Finance
                            and Secretary (Principal
                            Accounting Officer)                  August 22, 2005

                                      II-2